June ____, 2000
Glenoit Corporation
111 West 40th Street
New York, New York 10018
Attn: Thomas J. O'Gorman

         Re: Tender Offer for the 11% Senior Subordinated Notes (the "Notes") of Glenoit Corporation


         This letter agreement (the "Letter Agreement"), dated as of the date first written above, by and between the undersigned holders of the Notes (referred to herein sometimes as the "Noteholder" or the "Holder"), Glenoit Corporation, a Delaware corporation, and certain of its subsidiaries (together, the "Company") and Citicorp Venture Capital, Ltd. ("CVC"), is entered into in connection with a proposed tender offer for the Notes, either through a prepackaged or pre-negotiated chapter 11 bankruptcy case or an out-of-court tender.

         As previously disclosed to the Holder, the Company in connection with CVC, its equity sponsor, is in the process of implementing a strategic plan that includes a tender offer, either in a prepackaged or pre-negotiated chapter 11 bankruptcy case or out-of-court tender (the "Tender Offer"), on the terms and conditions set forth in this Letter Agreement. If completed, the Tender Offer will allow Noteholders to receive, prior to the maturity of the Notes, a certain amount of cash. The Company's and CVC's current willingness to proceed with the Tender Offer is contingent upon receiving signed Letter Agreements from Holders of at least 67% of the aggregate principal amount of the outstanding Notes (the "Minimum Condition") by the close of business on June 21, 2000.

         Based upon and subject to the foregoing, the parties agree as follows:

         1.       Tender Offer.

         (a) The Company will commence the Tender Offer in conjunction with a solicitation (the "Consent Solicitation") of the votes of the Noteholders to amend the terms of the Indenture dated as of April 1, 1997 (the "Indenture") to remove substantially all restrictive covenants therein and related defaults thereunder, whether such action is contemplated as part of a pre-packaged or pre-negotiated chapter 11 bankruptcy plan of reorganization (the "Plan") or Tender Offer, as soon as practicable following receipt of the Minimum Condition; provided, however, that such Tender Offer and Consent Solicitation will only be made in compliance with applicable securities laws; and provided further, however, that the Company shall not be obligated to commence the Tender Offer or the Consent Solicitation if the Minimum Condition is not satisfied by the close of business on June 21, 2000.

         (b) In the Tender Offer, the Company will offer Holders 17% of the face amount of the Notes they own, payable in cash on the closing date of the Tender Offer, which, if applicable, will coincide with the effective date of the confirmed Plan (the "Cash Plan"). If for any reason the Holders will not receive at least 17% of the face amount of the Notes they own in cash through the Tender Offer on or before November 15, 2000, the Consent Solicitation and the Plan will provide that Holders instead will receive 100% of the equity of the reorganized Company, subject to appropriate management incentives and warrants in connection with any exit financing to be agreed upon (the "Equity Plan").

         (c) So long as this Letter Agreement shall remain in effect, each Holder hereby agrees to forebear (and agrees to seek to cause the forbearance, including by giving all necessary instructions permitted in accordance with the Indenture to the trustee under the Indenture) from the exercise of any rights or remedies it may have under the Indenture, applicable law or otherwise with respect to any default in existence or arising under the Indenture during the period commencing on the date hereof and ending on the date on which any chapter 11 bankruptcy case is commenced.

         2.       Agreements and Representations of Noteholders.

         (a) The Noteholder agrees that, following receipt from the Company of formal Tender Offer and Consent Solicitation documents which follow the terms of this Letter Agreement (the "Tender Offer Documents") and are otherwise acceptable in form to the Noteholder and its advisors, it will take such actions as may be necessary (i) to accept the Tender Offer and Consent Solicitation and, if necessary, vote in favor of the Plan, (ii) support confirmation of the Plan, and (iii) to cause its consent to be given to the amendment of certain covenants contained in the Indenture, as may be proposed by the Company. The Noteholder acknowledges that in the event that the Company obtains Letter Agreements from Holders of 99% of the face amount of the outstanding Notes, the Tender Offer and Consent Solicitation may be implemented out-of-court, and agrees to consent to and support such Tender Offer and Consent Solicitation, if proposed by the Company. The 99% tender requirement for an out-of-court exchange may be reduced only with the written consent of the Company, CVC and Noteholders holding a majority in aggregate principal amount of Notes held by Noteholders who have executed Letter Agreements (the "Majority Noteholders").

         (b) The Holder hereby represents to the Company and CVC that the Holder is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended, has substantial experience in evaluating the purchase and sale of securities in companies similar to the Company, such that the Investor is capable of evaluating the merits and risks of its sale of the Notes and the execution of this Letter Agreement and has the capacity to protect its own interests. The Holder is a sophisticated investor and has, with the assistance of advisers if deemed necessary or appropriate by the Holder, made its own investment analysis and decision to execute this Letter Agreement.

         3.       Agreement of CVC.

         (a) CVC agrees that it, or one or more of its affiliates or other stockholders of the Company's parent corporation, Glenoit Universal Limited, Ltd. (the "Parent"), will serve as the financing source for the Tender Offer (the "Tender Funding") and will work with the Company's other current financing sources to put or cause to be put in place additional financing sufficient to

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

meet the Company's liquidity needs (together, the "Required Financing"); provided, however, that CVC shall not be obligated pursuant to the foregoing to provide any of the Required Financing if (i) the Minimum Condition is not satisfied by the close of business on June 21, 2000 or (ii) approval of the Company's Board of Directors of the Tender Offer is not obtained.

         (b) Concurrently with the mailing of the Tender Offer and the Consent Solicitation, CVC will provide the Noteholders with an irrevocable proxy to vote its shares (representing 80% of the outstanding equity of the Parent) (the "CVC Shares") in favor of the Equity Plan in the event CVC fails to provide the Tender Funding. If CVC fails to timely provide the Tender Funding in accordance with the Tender Offer or the Consent Solicitation, CVC agrees that it will vote the CVC Shares (or will not object to the Noteholders' use of the proxy to vote on CVC's behalf) in favor of, and will support confirmation of, the Equity Plan.

          4. Disclosure. The parties to this Letter Agreement authorize the Company to disclose in the Tender Offer Documents the existence and terms of this Letter Agreement.

         5. Termination. This Letter Agreement shall terminate upon the earlier of (i) July 15, 2000, if mailing of the Tender Offer documents has not commenced by that date, (ii) June 26, 2000, or such later date as the Majority Noteholders may agree, if the Company has not made arrangements for financing (x) sufficient to meet its working capital liquidity needs and (y) in an amount the Majority Noteholders find reasonably acceptable, from its existing senior lenders and/or CVC on terms reasonably acceptable to the Company and the Majority Noteholders;
(iii) the termination of the Tender Offer by the Company for the reasons set forth in paragraph 1 of this Letter Agreement; or (iv) November 15, 2000. For purposes of subparagraph (ii) of this paragraph 5, the Majority Noteholders will be deemed to have consented to such date after June 26, 2000 requested by the Company if the Majority Noteholders, either individually or through the unofficial Noteholder Committee counsel, have not objected in writing at the close of business on the second business day following receipt by facsimile of the requested extension.

          6. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         7. Enforcement. Irreparable damages would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions of this Letter Agreement in the federal courts of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

          8. Further Assurances. Holder and CVC shall execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by the Company in connection with the Tender Offer.

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

          9. Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          10. No Waiver. Except as expressly provided in this Letter Agreement, the Holders are not waiving any defaults or other rights, and reserve all rights and remedies they may have, under the Indenture.

          11. Professional Fees. The Company agrees to continue to pay the fees and disbursements of Stroock & Stroock & Lavan LLP and Houlihan Lokey Howard & Zukin Capital, advisors to the unofficial Noteholders' Committee, in accordance with their current retention agreements.

          12. Restrictions on Transfer. The Noteholder agrees not to sell or transfer any or all of such Holder's Notes unless the transferee (the "Transferee") of such Notes agrees in writing to be bound by the terms of this Letter Agreement prior to such transfer.

          13. Acknowledgement. The parties hereto acknowledge that this Letter Agreement does not constitute a tender offer by the Company for the Notes, and further agree that the Tender Offer, when made, shall be conducted in full compliance with the applicable federal and state securities laws. This Letter Agreement is not and shall not be deemed to be a solicitation for consents to the Plan.

          14. Further Acquisition of Claims. This Letter Agreement shall in no way be construed to preclude Holders from acquiring additional Notes. However, any such additional Notes so acquired shall automatically be subject to the terms of this Letter Agreement.

          15. Amendments. This Letter Agreement may not be modified, amended or supplemented without the prior written consent of the Company, CVC and each of the Holders.

          16. Successors and Assigns. This Letter Agreement is intended to be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives.

          17. No Third-Party Beneficiaries. Unless expressly stated herein, this Letter Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third-party beneficiary hereof.


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

          If the foregoing accurately reflects our understanding, please indicate your acceptance by signing a copy of this letter and returning it to the undersigned.


Print Name: ____________________

By: ___________________________        Principal Amount of Notes:___________
         Name:                         Address for Notices:
         Title:                        _____________________________________
                                       _____________________________________
                                       _____________________________________


ACCEPTED AND AGREED TO:


                                  GLENOIT CORPORATION


                                  By:    _______________________________________
                                         Name:
                                         Title:

                                  CITICORP VENTURE CAPITAL, LTD.


                                  By:    _______________________________________
                                         Name:
                                         Title:



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